SCHEDULE 14A
                                       (Rule 14a-101)

                           INFORMATION REQUIRED IN PROXY STATEMENT

                                   SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of the Securities
                          Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant   |X|

Filed by a Party other than the Registrant   |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement      |_| Confidential, for Use of the Com-
                                              mission Only (as permitted by
|X|      Definitive Proxy Statement           Rule 14a-6(e)(2))

|_|      Definitive Additional Materials

|_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          TrustCo Bank Corp NY
                 (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 |X|   No fee required.

 |_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)      Title of each class of securities to which transaction applies:



       (2)      Aggregate number of securities to which transactions applies:



       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



       (4)      Proposed maximum aggregate value of transaction:



       (5)      Total fee paid:



       |_|      Fee paid previously with preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:



         (2)      Form, Schedule or Registration Statement No.:



         (3)      Filing Party:



         (4)      Date Filed:

                              TRUSTCO BANK CORP NY






                  320 State Street, Schenectady, New York 12305

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               To Shareholders Of
TrustCo Bank Corp NY:

         Notice is hereby given that the Annual Meeting of Shareholders of TrustCo Bank Corp NY ("TrustCo"), a New York corporation, will be held at TrustCo's Trust Building, 192 Erie Boulevard, Schenectady, New York 12305, on May 18, 1998, at 10:00 a.m. local time for the purposes of voting upon the following matters:


    1. Election of directors.


    2. Ratification of the appointment of independent auditors for 1998.


    3. Any other business that properly may be brought before the meeting or any adjournment thereof.


                                          By Order of the Board of Directors

                                          /s/William F. Terry
                                          --------------------
                                          William F. Terry
                                          Secretary

April 6, 1998


YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR, IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME, IF YOU WISH.

                              TRUSTCO BANK CORP NY
                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                  May 18, 1998

          This proxy statement is furnished in connection with the solicitation by the Board of Directors of TrustCo Bank Corp NY ("TrustCo"), a New York corporation, of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m. local time on Monday, May 18, 1998, at TrustCo's Trust Building, 192 Erie Boulevard, Schenectady, New York 12305. This proxy statement and the form of proxy were first mailed to shareholders on April 6, 1998. Any shareholder executing a proxy which is solicited hereby has the power to revoke it. Revocation may be made by giving written notice to the Secretary of TrustCo at any time prior to the exercise of the proxy.


          Proxies will be solicited by mail. They also may be solicited by directors, officers, and regular employees of TrustCo and Trustco Bank, National Association of Schenectady, New York ("Trustco Bank"), a wholly-owned subsidiary of TrustCo, personally or by telephone, but such persons will receive no additional compensation for such services. TrustCo has also retained Regan & Associates, Inc. to aid in the solicitation of proxies for a solicitation fee of $2,750 plus expenses. The entire cost of this solicitation will be paid by TrustCo and Trustco Bank.


          As of March 1, 1998, there were 23,375,602 outstanding shares of Common Stock, $1.00 par value (the "Common Stock"), of TrustCo. Only shareholders of record of such Common Stock at the close of business on March 30, 1998, are entitled to notice of and to vote at the Annual Meeting. Each shareholder of record on that date is entitled to one vote for each share of Common Stock held. With respect to each matter to be acted upon at the Annual Meeting, abstentions on properly executed proxy cards will be counted for purposes of determining a quorum at the meeting; however, such abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the shareholder has abstained or the broker has not voted.

          Full shares of Common Stock held for the account of shareholders participating in the Dividend Reinvestment and Stock Purchase Program will be voted in the same manner as those shareholders have authorized their shares held of record to be voted. If such shareholders fail to instruct how the shares registered in their names shall be voted, the shares held in their dividend reinvestment accounts will not be voted.

                              SHAREHOLDER PROPOSALS

          Shareholder proposals to be considered for inclusion in a proxy statement in connection with any forthcoming annual meeting must be submitted to TrustCo on a timely basis. Proposals for inclusion in TrustCo's proxy statement and form of proxy for the annual shareholders meeting to be held in May of 1999 must meet the requirements established by the Securities and Exchange Commission (the "S.E.C.") for shareholder proposals and must be received by TrustCo at its principal executive offices no later than December 4, 1998. Any such proposals, together with any supporting statements, should be directed to the Secretary of TrustCo.

                               THE ANNUAL MEETING

          A description of the items to be considered at the Annual Meeting and other information is set forth below.

Item 1.  Election of Directors

                  The first item to be acted upon at the Annual Meeting is the election of four directors to serve on the TrustCo Board of Directors (the "TrustCo Board") for a three year term until their successors shall have been duly elected and qualified. The incumbent directors whose terms are currently scheduled to expire at the Annual Meeting, and who have been nominated for reelection as directors (collectively, the "TrustCo Director Nominees") are as follows: M. Norman Brickman, Anthony J. Marinello, M.D., Ph.D., Robert A. McCormick and Kenneth C. Petersen.

                  TrustCo's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that the TrustCo Board shall consist of not less than seven nor more than twenty members, and TrustCo's Bylaws provide that the total number of directors may be fixed by resolution of the TrustCo Board or the shareholders. The Certificate of Incorporation and the Bylaws of TrustCo require the TrustCo Board to be divided into three classes, as nearly equal in number as possible, with one class to be elected each year for a term of three years.

                  The Bylaws also provide that newly created directorships resulting from an increase in the number of directors and vacancies occurring in the TrustCo Board for any reason may be filled by the vote of a majority of the directors then in office, although less than a quorum, at any meeting of the TrustCo Board. Directors who are elected by the TrustCo Board shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business. The affirmative vote of at least a majority of the outstanding Common Stock is required to elect directors.

                  The pages that follow set forth information regarding the TrustCo Director Nominees, as well as information regarding the remaining members of the TrustCo Board whose terms of office do not expire this year. Proxies will be voted in accordance with specific instructions contained therein. Shares will be voted for the election of such TrustCo Director Nominees unless contrary instructions are set forth on the enclosed TrustCo proxy card. If any nominee shall be unavailable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the TrustCo Board may recommend, or the TrustCo Board may reduce the number of directors to eliminate the vacancy. Each of the TrustCo Director Nominees has consented to being named in this Proxy Statement, and to serve if elected. The TrustCo Board has no reason to believe that any TrustCo Director Nominee will decline or be unable to serve if elected, unless he or she reaches the mandatory retirement age of 75 during the term of office. In the event a vacancy is created by retirement or otherwise, the TrustCo Board may fill the vacancy or may reduce the number of directors to eliminate the vacancy. If the vacancy is filled, the director so elected shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business.

                  Information with regard to the business experience of each director and the ownership of Common Stock on December 31, 1997, has been furnished by such director, or has been obtained from the records of TrustCo. The Common Stock is the only class of equity security outstanding.



                  INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

                 NOMINEES FOR ELECTION AS TRUSTCO DIRECTORS FOR
                        THREE-YEAR TERM TO EXPIRE IN 2001

                                             Shares of TrustCo Common Stock
                                                   Beneficially Owned

Name and Principal Occupation(1)          No. of Shares (2)    Percent of Class

M. Norman Brickman, Age 72; President,           136,534               *
D. Brickman, Inc. (Wholesale fruits
and  produce).  Director of TrustCo
and  Trustco  Bank since 1985.

Anthony J. Marinello,  M.D., Ph.D.,                4,388               *
Age 42;  Physician.  Director of
TrustCo and Trustco Bank since 1996.

Robert A. McCormick,  Age 61;  President         976,224               4.2
of TrustCo and Trustco Bank since 1982.
President  and Chief  Executive  Officer
of TrustCo and Trustco  Bank since  1984.
Director  of TrustCo  and  Trustco  Bank
since 1980.

Kenneth C. Petersen, Age 61; President,           46,006               *
Schenectady  International, Inc.
Inc. (Chemical  manufacturer).  Director
of TrustCo and Trustco Bank since 1982.





 See footnotes on pages 5.




                     TRUSTCO DIRECTORS CONTINUING IN OFFICE

                                             Shares of TrustCo Common Stock
                                                  Beneficially  Owned

Name and Principal Occupation(1)          No. of Shares (2)    Percent of Class

Barton A. Andreoli,  Age 58; President,            9,493               *
Towne Construction & Paving Corp.
Director of TrustCo and of Trustco Bank
since 1993.

Lionel O.  Barthold,  Age 71;  Chairman,          99,369               *
Power  Technologies,  Inc. (Consulting
engineers).  Director  of  TrustCo  from
1981  through 1985, and from 1989 to present.
Director of Trustco Bank since 1977.

Nancy A.  McNamara,  Age 48;  Executive          295,730               1.3
officer  of  TrustCo  (Vice President)
since 1992 and  Trustco  Bank  (Senior
Vice  President)since 1988.  Joined
Trustco  Bank in 1971.  Director of TrustCo
and of Trustco Bank since 1991.

John S.  Morris,  Ph.D.,  Age 72;  Interim        39,533               *
President,  New  England College, President
Emeritus  and  Research  Professor  Philosophy,
Union College and Former Chancellor,  Union
University.  Director of TrustCo since 1981 and
of Trustco Bank since 1980.

James H. Murphy,  D.D.S., Age 69; Orthodontist.   18,166               *
Director of TrustCo and of TrustCo Bank
since 1991.

Richard J.  Murray,  Jr.,  Age 69;  Chief        214,056               *
Executive  Officer,  R.J. Murray Co., Inc.
(Air-conditioning and  heating distributors).
Director of TrustCo and of Trustco Bank
since 1985.

William D. Powers, Age 56; Chairman, New York      4,539               *
Republican  State Committee.  Director of
TrustCo and of Trustco Bank since 1995.


William J. Purdy, Age 63; President of            10,364               *
Welbourne & Purdy  Realty, Inc.
Director of TrustCo and of Trustco Bank
since 1991.

William F. Terry, Age 56; Executive              306,420               1.3
Officer of TrustCo  (Secretary) since 1990
and of Trustco Bank (Senior Vice President)
since 1987. Director of TrustCo and of
Trustco Bank since 1991.


See footnotes on page 5.


                    INFORMATION ON TRUSTCO EXECUTIVE OFFICERS
                                NOT LISTED ABOVE

                                              Shares of TrustCo Common Stock
                                                   Beneficially Owned

Name and Principal Occupation(1)          No. of Shares (2)    Percent of Class



Robert T. Cushing,  Age 42;  Executive           122,906               *
officer  of  TrustCo  (Vice President
and  Chief  Financial  Officer)  and of
Trustco  Bank  (Senior  Vice President
and Chief Financial  Officer).  Joined
Trustco Bank in May 1994, after serving
as a partner at KPMG Peat Marwick LLP
since 1987.

Ralph  A.  Pidgeon,  Age 55;  Executive         302,539                1.3
officer  of  TrustCo  (Vice President
and Assistant  Secretary)  since 1995 and
of Trustco Bank (Senior Vice President)
since 1978.  Joined Trustco Bank in 1964.



 See footnotes listed below.

 TRUSTCO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (15 INDIVIDUALS) BENEFICIALLY OWN 2,586,267 SHARES OF TRUSTCO COMMON STOCK, WHICH REPRESENT 11.1% OF THE OUTSTANDING SHARES.

 (1) Each of the Directors has held, or retired from, the same position or another executive position with the same employer during the past five years, except John S. Morris, Ph.D., who accepted the position of Interim President at New England College, Henniker, New Hampshire in 1997.


(2) Each director and executive officer named herein has sole voting and investment power with respect to the shares listed above, except that voting and investment power over a total of 4,935 shares is shared with their spouses and children, and a total of 105,855 are owned by spouses and other family members. The shares shown include 1,555,278 shares of TrustCo Common Stock with respect to which certain directors and executive officers have a right to acquire beneficial ownership within 60 days of December 31, 1997.

*       Less than 1%

Director Fees, Committees and Attendance


         The TrustCo Board held five meetings during 1997. Each director attended all of the meetings of the TrustCo Board and its Committees on which he or she served. Each Director who is not an employee of TrustCo or of Trustco Bank currently receives for his services as Director a fee in the amount of $2,300 per meeting attended of TrustCo's and Trustco Bank's Boards of Directors, and $1,150 per meeting attended of any TrustCo or Trustco Bank committee of which he is a member. TrustCo directors who are not also employees of TrustCo or its subsidiaries are also eligible to participate in the TrustCo Bank Corp NY Directors Performance Bonus Plan (the "Directors Performance Bonus Plan"), which was adopted by the Board in 1997. Under the Directors Performance Bonus Plan, non-employee Directors are eligible to be awarded "units," the value of which is based upon the appreciation in value of TrustCo Common stock between the date of the award and the occurrence of a "change in control" as defined in the Plan. The units so awarded vest, and payments under the Directors Performance Bonus Plan are to be made, only upon the occurrence of a change in control. Each non-employee Director has been awarded 11,500 units under the Directors Performance Bonus Plan at a base price of $18.10 per unit (after adjustment to reflect the 15% stock split on November 14, 1997). Directors who are employees of TrustCo or Trustco Bank do not receive Directors' fees or other additional remuneration for TrustCo or Trustco Bank Board of Directors' meetings or for special assignments.


         TrustCo's Nominating Committee held no meetings in 1997. The four Directors currently serving on the Nominating Committee are R. McCormick (Chairman), B. Andreoli, R. Murray and W. Terry. The function of the Nominating Committee is to consider and recommend to the TrustCo Board, nominees for election to the TrustCo Board. Each of the nominees slated for election at this year's Annual Meeting is an incumbent, and was considered and selected by the TrustCo Board without action by the Nominating Committee. The Nominating Committee will consider written recommendations by shareholders for nominees for election to the TrustCo Board .

         TrustCo's Audit Committee held one meeting in 1997. The four Directors serving on the Audit Committee are R. Murray (Chairman), J. Murphy, K. Petersen and W. Purdy. The function of the Audit Committee is to review TrustCo's and Trustco Bank's internal audit procedures, and also to review the adequacy of internal accounting controls for TrustCo and Trustco Bank.

         TrustCo's Stock Option Committee held one meeting in 1997. The three Directors serving on the Stock Option Committee are J. Morris (Chairman), B. Andreoli and N. Brickman. The function of the Stock Option Committee is to administer the 1995 TrustCo Bank Corp NY Stock Option Plan (the "1995 Stock Option Plan"), the Directors Performance Bonus Plan and the TrustCo Bank Corp NY Performance Bonus Plan (the "Officers Performance Bonus Plan"), which was adopted by the Board in 1997.

         The Personnel Advisory Committee of Trustco Bank held one meeting in 1997. The three Directors serving on the Personnel Advisory Committee are J. Morris (Chairman), B. Andreoli and N. Brickman. The function of the Personnel Advisory Committee is to review general compensation practices of Trustco Bank and to recommend to the Board of Directors of Trustco Bank the salary and benefits for Trustco Bank's three executive officers who are also Directors of TrustCo, and the two executive officers of Trustco Bank who are not directors of TrustCo.

TrustCo Executive Officers

         Executive Officers of TrustCo are presently President and Chief Executive Officer Robert A. McCormick, Vice President and Chief Financial Officer Robert T. Cushing, Vice President Nancy A. McNamara, Vice President and Assistant Secretary Ralph A. Pidgeon, and Secretary William F. Terry.

Trustco Bank Executive Officers

         Executive Officers of Trustco Bank are presently President and Chief Executive Officer Robert A. McCormick, Senior Vice President and Chief Financial Officer Robert T. Cushing, Senior Vice Presidents Nancy A. McNamara and Ralph
A. Pidgeon, and Senior Vice President and Secretary William F. Terry.

TrustCo and Trustco Bank Executive Officer Compensation

         The following table sets forth for the fiscal year ended December 31, 1997, the compensation paid to or accrued on behalf of each of the five most highly compensated Executive Officers of TrustCo and Trustco Bank. The value of incidental personal benefits, which may not be directly related to job performance, has been included, where applicable, according to the S.E.C.'s required disclosure thresholds. Each of the following Executive Officers has an employment contract and a supplemental retirement agreement described in subsequent pages.


                                            Summary Compensation Table

                                                                                                             Long Term
                                                                                                           Compensation
                                                            Annual Compensation                               Awards
                                           ------------------------------------------------------------- -------------------------

                                                                                                            Securities
                                                                                     Other                  Underlying
                                                                                     Annual                  Options/
                                             Salary             Bonus             Compensation                 SARs
                             Year             ($)              ($)(1)                ($)(2)                   (#)(3)
--------------------------- -------------- ------------------ ----------------- ------------------------ -------------------------

Robert A. McCormick          1997            $775,000          $968,750             $62,810                   115,000
President and Chief          1996             750,000           787,500              66,813                   132,250
Executive  Officer,          1995             720,000           648,000              48,736                   158,700
TrustCo and Trustco Bank
--------------------------- -------------- ------------------ ----------------- ------------------------ -------------------------
--------------------------- -------------- ------------------ ----------------- ------------------------ -------------------------

Robert T. Cushing            1997             275,000           343,750              22,552                   46,000
Senior Vice President        1996             260,000           273,000              12,481                   52,900
Cheif Financial Officer,     1995             240,000           216,000              10,302                   39,675
Trustco Bank; Vice
President, Chief Financial
Officer, TrustCo
--------------------------- -------------- ------------------ ----------------- ------------------------ -------------------------
--------------------------- -------------- ------------------ ----------------- ------------------------ -------------------------

Nancy A. McNamara            1997             275,000           343,750              21,211                   46,000
Senior  Vice President       1996             260,000           273,000              14,181                   52,900
Trustco Bank; Vice           1995             240,000           216,000              12,194                   39,675
President, TrustCo
--------------------------- -------------- ------------------ ----------------- ------------------------ -------------------------
--------------------------- -------------- ------------------ ----------------- ------------------------ -------------------------

Ralph A. Pidgeon             1997             275,000           343,750              27,430                   46,000
Senior Vice President        1996             260,000           273,000              15,892                   52,900
Trustco Bank; Vice           1995             240,000           216,000              11,171                   39,675
President, Assistant
Secretary, TrustCo
--------------------------- -------------- ------------------ ----------------- ------------------------ -------------------------
--------------------------- -------------- ------------------ ----------------- ------------------------ -------------------------

William F. Terry             1997             275,000           343,750              21,857                   46,000
Senior Vice President        1996             260,000           273,000              14,659                   52,900
and Secretary, Trustco       1995             240,000           216,000              10,556                   39,675
Bank; Secretary, TrustCo
--------------------------- -------------- ------------------ ----------------- ------------------------ -------------------------

(1) Bonus amounts include payments to senior executive officers of TrustCo as short-term incentive compensation pursuant to the incentive program described in greater detail herein under the caption "Personnel
    Advisory Committee Report on Executive Compensation."

(2) Includes amounts reimbursed by TrustCo for the payment of taxes pursuant to established benefit plans.

(3) Stock Option data has been adjusted to reflect the 15% stock splits on
    November 14, 1997, and November 15,  1996,  and  the  six-for-five  stock split  on  August  24,  1995


                            Option/SAR   Grants in Last Fiscal Year

                                                                                               Potential Realizable Value
                          Number of        % of Total                                           at Assumed Annual Rates
                          Securities      Options/SARs                                        of Stock Price Appreciation
                          Underlying       Granted to       Exercise or                            For Option Term(4)
                         Options/SARs     Employees in      Base Price       Expiration
        Name            Granted (#)(1)   Fiscal Year(2)      ($/Sh)(3)          Date
---------------------- ----------------- ---------------- ---------------- ---------------
                                                                                                  5%               10%
---------------------- ----------------- ---------------- ---------------- --------------- ----------------- -----------------
Robert A. McCormick        115,000            28.7%           $18.17         6/17/2007        $1,314,450        $3,330,400

Robert T. Cushing           46,000            11.5            $18.17         6/17/2007           525,780         1,332,160

Nancy A. McNamara           46,000            11.5            $18.17         6/17/2007           525,780         1,332,160

Ralph A. Pidgeon            46,000            11.5            $18.17         6/17/2007           525,780         1,332,160

William F. Terry            46,000            11.5            $18.17         6/17/2007           525,780         1,332,160


(1) Options which were granted on June 17, 1997, become exercisable in five annual installments beginning June 17, 1997. Stock Option data has been adjusted for the 15% stock split on November 14, 1997.
(2) The total number of options granted in 1997 was 400,200, of which 299,000 (74.7%) were issued to the Executive group, 11,500 (2.9%) were issued to the non-Executive Director group, and 89,700 (22.4%) to the non-Executive Officer group.
(3) Exercise or base price is equal to the mean between the closing dealer bid and asked price for the Common Stock as quoted by Nasdaq on the date of the grant.
(4) The amounts included reflect pre-tax gain. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the S.E.C. and, therefore, are not intended to forecast possible future appreciation, if any, of TrustCo's stock price, including any appreciation in the event of a change in control. TrustCo's per share stock price would be $29.60 and $47.13 if increased 5% and 10% respectively, compounded annually over the option term.



                     Aggregated Option/SAR Exercises in Last Fiscal Year, and Fiscal Year-End
                                                 Option/SAR Values

                                                                             Number of
                                                                       Securities Underlying
                                                                            Unexercised            Value of Unexercised
                                                                          Options/SARs at              In-the-Money
                                                                             FY-End (#)              Options/SARs at
                                                                                                      FY-End ($)(3)
                           Shares Acquired              Value               Exercisable/               Exercisable/
        Name             On Exercise (#)(1)        Realized($)(2)          Unexercisable              Unexercisable
---------------------- ------------------------ ---------------------- ----------------------- -----------------------------
Robert A. McCormick              --                      --               742,503/269,744         $12,010,394/3,164,156

Robert T. Cushing               8,050                 $107,660             101,977/98,376          1,400,673/1,140,365

Nancy A. McNamara               1,113                  23,217              182,116/91,393          2,881,388/1,030,592

Ralph A. Pidgeon                6,648                  104,342             237,591/91,393          3,986,548/1,030,592

William F. Terry               17,995                  213,035             224,770/91,393          3,725,937/1,030,592


(1) Stock Option data has been adjusted for the 15% stock splits on November 14, 1997, and November 15, 1996, and the six-for-five stock split on August 24, 1995. Shares shown include SARs exercised.
(2) The amounts included reflect pre-tax gain. Amounts shown represent the difference between the stock option grant price and the market value of the stock on the date of exercise.
(3) The amounts included reflect pre-tax gain. Value of unexercised in-the-money options and SARs is based on December 31, 1997, closing trade price of $27.25



TrustCo Retirement Plans

          Trustco Bank has a defined benefit retirement plan (the "Trustco Bank Retirement Plan") pursuant to which annual retirement benefits are based on years of service to a maximum of 30 years and average annual earnings of the highest five consecutive years during the final ten years of service. The Trustco Bank Retirement Plan is fully funded by Trustco Bank contributions. In addition, Trustco Bank has a supplemental retirement plan (the "Trustco Bank Supplemental Retirement Plan"), which is an actuarial plan, under which additional retirement benefits are accrued for eligible Executive and Senior Officers. Under the Trustco Bank Supplemental Retirement Plan, the amount of supplemental retirement benefits is based upon annual contributions which are actuarially calculated to achieve a benefit at normal retirement which approximates the differences between (i) the total retirement benefit the participant would have received under the Trustco Bank Retirement Plan without taking into account limitations on compensation, annual benefits and years of service; and (ii) the retirement benefit the participant is projected to receive under the Trustco Bank Retirement Plan at normal retirement. The Trustco Bank Supplemental Retirement Plan provides benefits based on years of service to a maximum of 40.

          The following table shows the approximate retirement benefits which would have been payable in 1997 to salaried employees, under both the Trustco Bank Retirement Plan and the Trustco Bank Supplemental Retirement Plan, assuming retirement of such person at age 65, and payment of benefits in the form of a life annuity. Earnings used in calculating benefits under these Plans are approximately equal to cash amounts reflected as Salary plus Bonus in the Summary Compensation Table. These Plans permit service and earnings to continue to be credited for employment after age 65. The benefits set forth in the following table are in addition to those which may be received as Social Security benefits. The years of service at normal retirement age 65 for the Executive Officers (other than Mr. McCormick) named in the Cash Compensation Table would be as follows:
Mr. Cushing, 27 years; Ms. McNamara, 43 years; Mr. Pidgeon, 44 years; and Mr. Terry, 20 years.

          Robert A. McCormick is not a participant in the Trustco Bank Supplemental Retirement Plan, but has a separate agreement with Trustco Bank under which additional retirement benefits are accrued. Under the terms of Mr. McCormick's agreement, benefits are calculated on the actuarial basis used in the Trustco Bank Supplemental Retirement Plan, however, he will be entitled to benefits equal to those to which he would have been entitled if he had been an employee of Trustco Bank and a participant under its qualified plans since the date he joined a former employer. The benefit will be reduced by the amount of benefits actually paid him under Trustco Bank's qualified plans and by his former employer's qualified plans. The years of credited service at normal retirement age 65 for Mr. McCormick would be 47.







                                                     Pension Plan Table

                                                              Annual Benefits for Years of Service

         Remuneration                      10                     20                  30                    40
-------------------------------------------------------------------------------------------------------------------
           $ 200,000                     $36,700                $74,500              $113,100              $152,800
             400,000                      76,700                153,500               231,800               311,800
             600,000                     116,700                233,500               351,800               471,800
             800,000                     156,700                313,500               471,800               631,800
           1,000,000                     196,700                393,500               591,800               791,800
           1,200,000                     236,700                473,500               711,800               951,800
           1,400,000                     276,700                553,500               831,800             1,111,800
           1,600,000                     316,700                633,500               951,800             1,271,800
           1,800,000                     356,700                713,500             1,071,800             1,431,800
           2,000,000                     396,700                793,500             1,191,800             1,591,800
           2,100,000                     416,700                833,500             1,251,800             1,671,800


          Generally, an employee who has attained age 55 and has ten years of service has the right to elect to immediately begin receiving adjusted retirement benefits less than those indicated in the table upon any separation from service with Trustco Bank. The Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), places a maximum limit on the benefits that can be provided under qualified retirement plans such as the Trustco Bank Retirement Plan. For 1997, the annual Internal Revenue Code limit for a straight-life annuity benefit at normal retirement age was $125,000, which amount is actuarially reduced for participants who retire and begin receiving benefits early.

          The Trustco Bank Supplemental Retirement Plan provides that Trustco Bank, in its discretion, may at any time elect to make a lump sum distribution of a participant's supplemental benefit. The amount of this single payment is equal to the participant's Supplemental Account Balance. A participant may also elect to be paid the supplemental benefits upon separation of service from Trustco Bank in one of the benefit forms provided under the Trustco Bank Retirement Plan or in a single lump sum or installments.

          The Trustco Bank Supplemental Retirement Plan and Mr. McCormick's separate agreement are unfunded for tax purposes. However, Trustco Bank has established an irrevocable trust (the "Rabbi Trust") to fund its obligations under these and other executive compensation plans. Trustco Bank is required to make annual contributions to the Rabbi Trust. However, the assets of the Rabbi Trust remain subject to Trustco Bank's general creditors in the event of insolvency.

Personnel Advisory Committee Report on Executive Compensation

                  The Personnel Advisory Committee of Trustco Bank determines the compensation of employees and officers of TrustCo and Trustco Bank, including the Named Executive Officers identified in the Summary Compensation Table (the "Named Executive Officers") which appears elsewhere in this Proxy Statement. Each of the Named Executive Officers in the Summary Compensation Table has an employment agreement with each of TrustCo and Trustco Bank. These employment agreements are described elsewhere in this Proxy Statement.

          The Personnel Advisory Committee of the Board of Directors of Trustco Bank, the present members of which are J. Morris (Chairman), B. Andreoli, and N. Brickman (none of whom was an officer of TrustCo or Trustco Bank during fiscal year 1997) furnished the following report on executive compensation to the Board of Directors of Trustco Bank, which has been adopted by the TrustCo Board for the year ended December 31, 1997:

                  Under the supervision and direction of the Personnel Advisory Committee, TrustCo and Trustco Bank have developed compensation policies, plans and programs which seek to enhance profitability of TrustCo and Trustco Bank, and ultimately shareholder value, by aligning closely the financial interests of TrustCo's senior management with those of its shareholders. It continues to be the purpose and intent of the Personnel Advisory Committee to design a compensation program which reflects the standards of performance of Trustco Bank, with particular emphasis on setting goals tied to return on shareholder equity previously defined by the Board of Directors of Trustco Bank.

                  The function of the Personnel Advisory Committee is to review the general compensation structure for executive officers of Trustco Bank, including the Named Executive Officers identified in the Summary Compensation Table, and to recommend to the Board of Directors of Trustco Bank the salary and benefits of such executive officers. The components of executive compensation for the Named Executive Officers include salary, bonus, stock options, and cash payments under the Trustco Bank Retirement Plan, Non-Qualified Supplemental Retirement Plan, and Executive Officer Incentive Plan, and in Mr. McCormick's case, in his separate agreement. The Personnel Advisory Committee evaluates individual performance and corporate profitability to determine the level of any compensation adjustment to take effect as of January of the following year. The Personnel Advisory Committee also identifies persons within Trustco Bank eligible to participate in the Executive Incentive Plan and the Nonqualified Supplemental Retirement Plan.

                  The Personnel Advisory Committee met once during the course of the year, on October 21, 1997. The Stock Option Committee, whose members are the same as that of the Personnel Advisory Committee, met separately on June 17, 1997, to (1) identify eligible participants in the 1995 Stock Option Plan, and
(2) award option grants for the current plan year. The Stock Option Committee considered discussions Coopers & Lybrand LLP had with management regarding general stock option issues and trends when formulating its final decision on grants awarded under the 1995 Stock Option Plan. Coopers & Lybrand LLP provided information regarding industry trends for general compensation levels and option levels in the industry. Coopers & Lybrand LLP is not the independent auditor for TrustCo, but provides various consulting services for TrustCo from time to time. While TrustCo does not have a target ownership level for equity holdings by its executives, the Stock Option Committee does take into account the amount and value of options currently held by eligible participants when granting option awards. Options may be granted in varying amounts so as to create relative ownership parity among the executive officers participating in the 1995 Stock Option Plan.

          It is the aim of the Personnel Advisory Committee to determine salary and benefit levels of executive compensation principally upon the basis of overall corporate performance, although elements of corporate performance may vary from year to year in the discretion of the Personnel Advisory Committee and among executive officers. In making any such determination, the Personnel Advisory Committee will consider a number of factors including, among others, TrustCo's and Trustco Bank's return on equity, attainment of net income goals and total asset targets, overall profitability from year to year, banking experience of individual officers, scope of responsibility within the overall organization, performance and particular contributions to Trustco Bank and TrustCo during the course of the year, and other relevant factors, including involvement in community matters which may better position the organization to serve the immediate needs of TrustCo Bank's market. The Personnel Advisory Committee uses broad discretion when determining compensation levels and considers all of the above criteria. It does not assign a specific weight to any of these factors when establishing salary and benefit levels. In addition, compensation levels are established notwithstanding Trustco Bank's inability to deduct all such compensation under provisions of the Internal Revenue Code.

                  The Personnel Advisory Committee may also consider compensation programs offered to executives performing similar duties for competing depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions. To assist in this evaluation, an industry group of 11 regional bank holding companies, called the Dow Jones Banks-Eastern U.S. Index , was identified by the Personnel Advisory Committee for performance and compensation comparisons. This Index is comprised of a broad-based group of banks on the East Coast and was chosen for comparative purposes because of its members' geographic proximity to Trustco Bank. This peer group consists of the same companies that comprise the published industry index used in the performance graph that follows this report. While Trustco Bank is comparatively smaller in terms of total asset size than the members of this peer group, Trustco Bank favorably competes with these institutions in terms of overall corporate performance. TrustCo's return on asset and return on equity ratios ranked in the top 60% and top 40%, respectively, when compared to the members of this peer group, yet the base salary of TrustCo's Chief Executive Officer was below the mean and median base salary of the peer group members' Chief Executive Officers. The Committee further takes into consideration the unique size of TrustCo's executive group as compared to other financial institutions. Trustco Bank and TrustCo currently operate with five executive officers, whereas many institutions in this peer group have a larger pool of executive officers.

          During its meeting in 1997, the Personnel Advisory Committee decided not to change the current basic salary structure, short-term incentive compensation for executives, or features of other employee benefits plans. The Personnel Advisory Committee did, however, recommend the adoption of the Officers Performance Bonus Plan.

          The Personnel Advisory Committee continues to believe that Trustco Bank is better able to attract, retain, and motivate Trustco Bank's executives to achieve superior performance if a relatively large percentage of senior executive compensation is at risk. In other words, Trustco Bank's compensation for senior executives, including the Named Executive Officers identified in the Summary Compensation Table, is designed with an objective of providing less total compensation when TrustCo's performance is poorer than a peer group of companies, and providing superior total compensation when performance is superior to that of the peer group.

                  In evaluating corporate performance for purposes of establishing short-term incentive compensation awards for executive officers, the Personnel Advisory Committee evaluated TrustCo's performance as compared with TrustCo's profit plan for the year, and also evaluated financial results (generally return on equity) as compared with peers for the current year. In the opinion of the Personnel Advisory Committee, return on equity is the most significant measure of performance of TrustCo and its relative importance to shareholders. Therefore, the target pools were established to provide senior executives with an incentive to increase return on equity performance. The Personnel Advisory Committee then established a percentage of target pool to be paid as short-term incentive compensation. The target pool payment would be made to senior executives based on TrustCo's return on average equity for the year. The range of target returns on average equity was from 14%, which equates to a 40% payout of base compensation, to 20% return on average equity, which equates to a 125% payout of base compensation. In 1997, the Committee amended the incentive plan to establish a 15 basis point increase in payout for each 1% increase in average return on equity beyond 20%. Return on average equity in 1997 was 20.23%. Senior executives would receive no incentive compensation award for return on average equity below 14%.

                  In consideration of the potential benefits payable under the incentive program described above, senior executives ceased to be eligible for contributions to Trustco Bank's Profit Sharing Plan beginning in 1994, which qualifies for favorable tax treatment and to which Trustco Bank historically has made contributions equal to 15% of compensation.

                  The Personnel Advisory Committee's actions concerning compensation were ultimately judgements based upon the Committee's ongoing assessment and understanding of TrustCo and its executive officers, performance of its executive officers, and whether or not cash payments or incentive payments would provide an appropriate award or incentive to the officers' contribution to TrustCo's past and future performance.

          With respect to total compensation paid to Mr. McCormick during 1997, the Committee reviewed, among other criteria noted above, the consistent growth in performance and shareholder equity since his appointment as President in 1982 and Chief Executive Officer in 1984, and his ability to effectively influence and lead the executive team to attain this performance level. The Committee exercises broad discretion when considering these criteria and does not assign a specific weight to any of these factors. Mr. McCormick did not participate in the discussions regarding his compensation.

                         The TrustCo Board of Directors

          Barton A. Andreoli                   James H. Murphy, D.D.S.
          Lionel O. Barthold                   Richard J. Murray, Jr.
          M. Norman Brickman                   Kenneth C. Petersen
          Anthony J. Marinello, M.D., Ph.D.    William D. Powers
          Robert A. McCormick                  William J. Purdy
          Nancy A. McNamara                    William F. Terry
          John S. Morris, Ph.D.

Share Investment Performance

                  The following graphs show changes over five-year and ten-year periods in the value of $100 invested in: (1) TrustCo Common Stock; (2) the Standard & Poor's 500 Index; and (3) an industry group of 11 other regional bank holding companies, called the Dow Jones Banks-Eastern U.S. Index. TrustCo management believes that longer term performance is of greater importance to TrustCo shareholders. The ten-year period is presented in addition to the five-year period required by the S.E.C. because it provides additional perspective, and matches the longest period for which Dow Jones Banks-Eastern U.S. Index information is available. The banks comprising the Dow Jones Banks-Eastern U.S. Index are: BankBoston Corp., The Bank of New York Co., Corestates Financial Corp., Fleet Financial Group Inc., MBNA Corp., Mellon Bank Corp., Mercantile Bankshares Corp., PNC Bank Corp., State Street Corp., Summit Bancorp, and Wilmington Trust Corp.


                  The year-end pre-tax values of each investment are based on share price appreciation plus dividends paid, with cash dividends reinvested the date they were paid.




                        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                        AMONG TRUSTCO BANK CORP NY, THE S&P 500 INDEX
                        AND THE DOW JONES BANKS - EASTERN U.S. INDEX

                                  12/92    12/93    12/94    12/95    12/96    12/97

TRUSTCO BANK CORP, NY              $100      141      145      200      233      359
S & P  500                          100      110      112      153      189      252
DOW JONES BANKS - EASTERN U. S.     100      105      101      173      239      391



*$100 INVESTED ON 12/31/92 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING DECEMBER 31.






                 COMPARISON OF TEN-YEAR CUMULATIVE TOTAL RETURN*
                 AMONG TRUSTCO BANK CORP NY, THE S&P 500 INDEX
                 AND THE DOW JONES BANKS - EASTERN U.S. INDEX

                                  12/87   12/88   12/89   12/90   12/91   12/92   12/93   12/94   12/95   12/96   12/97
TRUSTCO BANK CORP, NY              $100     130     167     158     246     320     450     464     640     748   1,149
S & P  500                          100     117     154     149     194     209     230     233     321     394     526
DOW JONES BANKS - EASTERN U. S.     100     115     117      65     121     174     183     176     301     416     682


*$100 INVESTED ON 12/31/87 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING DECEMBER 31.







Employment Contracts and Termination of Employment Arrangements

          TrustCo and Trustco Bank have entered into agreements (individually, a "TrustCo Employment Agreement" and, collectively, the "TrustCo Employment Agreements") to engage the services of the five Named Executive Officers: Robert
A. McCormick, the President and Chief Executive Officer of TrustCo and Trustco Bank (the "President"); Nancy A. McNamara, Vice President of TrustCo, Ralph A. Pidgeon, Vice President and Assistant Secretary of TrustCo, William F. Terry, Secretary of TrustCo, and Robert T. Cushing, Vice President and Chief Financial Officer of TrustCo, each a Senior Vice President of Trustco Bank as well (collectively, the "Vice Presidents").

          (1)     President's TrustCo Employment Agreement

          The President's TrustCo Employment Agreement, dated as of January 1, 1992, and amended as of September 1, 1994, had an initial term expiring on December 31, 1994. The Agreement automatically renewed on January 1, 1995, and renews each year thereafter, for a succeeding three year term until the President receives a non-renewal notice or he reaches the mandatory retirement age of 70, or the then mandatory retirement age, whichever is greater.

         The President's TrustCo Employment Agreement provides that his annual compensation shall be his annual base salary plus his executive incentive bonus ("Annual Compensation"). Mr. McCormick's Annual Compensation in future years will be negotiated with TrustCo and Trustco Bank and shall not be less than his Annual Compensation for the preceding calendar year. As further compensation, Mr. McCormick is entitled to participate fully in any disability, death benefit, retirement, executive incentive compensation, or pension plans maintained by TrustCo and/or Trustco Bank.  Notwithstanding the foregoing, and as described in greater detail herein under the caption "Personnel Advisory Committee Report on Executive Compensation," Mr. McCormick has ceased to be eligible to participate in the Trustco Bank Profit Sharing Plan in consideration of the potential benefits under the short-term incentive plan described above. In the event there is a termination of the President for any reason, other than good cause, or retirement, then he shall receive upon his termination an amount equal to three times his then Annual Compensation, to be paid at his election either (a) in a single lump sum reduced to its present value, within ten days of his termination, or (b) in three equal annual payments each in the amount of the Annual Compensation then in effect with the first payment to be made within ten days after his termination. The President's TrustCo Employment Agreement also provides for a gross up payment in the event that the amounts payable to the President upon his termination under the President's TrustCo Employment
Agreement  or any other  agreement  are  subject to the  excise  tax  imposed by
Section 4999 of the Internal Revenue Code.

          Upon termination of the President's employment due to retirement or disability, TrustCo and Trustco Bank shall provide to the President and his wife, for the life of the President, the same health insurance benefits provided to retirees by TrustCo and Trustco Bank under their medical insurance plan.
TrustCo and Trustco Bank will also provide to the President for his life the same life insurance benefits provided to retirees by TrustCo and Trustco Bank under their life insurance plan.


          The President's TrustCo Employment Agreement defines termination to include: (a) any reduction in the President's annual compensation (including executive incentive compensation), disability, death, retirement, pension or profit sharing benefits (unless such reductions shall be applied to all Trustco Bank employees as part of a validly adopted plan of cost containment), responsibilities or duties; or (b) either TrustCo's or Trustco Bank's relocation or a change in the President's base location; or (c) receipt of a non-renewal notice pursuant to the President's TrustCo Employment Agreement; or (d) the unilateral election of the President to terminate his Agreement. Notwithstanding the foregoing, the parties to the President's TrustCo Employment Agreement have agreed that Mr. McCormick's ineligibility to participate in the Trustco Bank Profit Sharing Plan, as aforesaid, shall not have effected a termination of such employment agreement.


          (2)     Vice Presidents' TrustCo Employment Agreements

          The TrustCo Employment Agreements for the Vice Presidents (except for Robert T. Cushing, whose employment agreement was executed on June 21, 1994) were restated effective as of June 21, 1994. These employment agreements have one year terms which automatically renew on January 1 of each year, unless a Vice President receives a non-renewal notice or he or she reaches a specified retirement age. The Vice Presidents' TrustCo Employment Agreements provide that the annual compensation of each Vice President shall be his or her annual base salary, which amount may be adjusted as agreed among the parties during each renewal term. The Vice Presidents are also entitled to participate fully in any disability, death benefit, retirement, executive incentive compensation, or pension plans. Notwithstanding the foregoing, and as described in greater detail herein under the caption "Personnel Advisory Committee Report on Executive Compensation," the Vice Presidents ceased to be eligible to participate in the Trustco Bank Profit Sharing Plan in consideration of the potential benefits under the short-term incentive plan described above.

          In the event there is a termination of a Vice President within two years after a change in control of TrustCo or Trustco Bank, for any reason other than for good cause, death, retirement at the mandatory retirement age, or disability, then he or she shall receive, within ten days of his or her termination, an amount equal to two times the Vice President's annual base salary then in effect. The TrustCo Employment Agreements for the Vice Presidents also provide for a gross up payment in the event that the amounts payable to a Vice President upon his or her termination under such Vice President's TrustCo Employment Agreement or any other agreement involving such Vice President are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

          Upon termination of a Vice President's employment due to retirement or disability, TrustCo and Trustco Bank shall provide to the Vice President and his or her spouse, for the life of the Vice President, the same health insurance benefits provided to retirees by TrustCo and Trustco Bank under their medical insurance plan. TrustCo and Trustco Bank will also provide to the Vice President for his or her life the same life insurance benefits provided to retirees by TrustCo and Trustco Bank under their life insurance plan.


          The TrustCo Employment Agreements for the Vice Presidents define termination within two years after a change in control to include: (a) any reduction in the executive's annual compensation, (including executive incentive compensation), disability, death, retirement, pension or profit sharing benefits (unless such reductions shall be applied to all Trustco Bank employees as part of a validly adopted plan of cost containment), responsibilities or duties; or
(b) either TrustCo's or Trustco Bank's relocation or a change in the executive's base location; or (c) receipt of a non-renewal notice pursuant to the Vice President's TrustCo Employment Agreement; or (d) the unilateral election of the executive to terminate his or her Agreement. Notwithstanding the foregoing, the parties to the Vice Presidents' TrustCo Employment Agreements have agreed that the Vice Presidents' ineligibility to participate in the Trustco Bank Profit Sharing Plan, as aforesaid, shall not have effected a termination of such employment agreements.


          (3)     General Provisions

          In addition to termination payments for the President and Vice Presidents described above, all TrustCo Employment Agreements provide for (a) the payment in full of each employee's compensation due, including retirement, pension and profit sharing plans, through the termination date, (b) the continuation of health and group life insurance benefits for at least one year following termination, and (c) the cost of any legal expenses as a result of such termination.


Performance Bonus Plan

         Under the Officers Performance Bonus Plan, officers and key employees of TrustCo are eligible to be awarded units, the value of which is based upon the appreciation in value of TrustCo Common stock between the date of the award and the occurrence of a "change in control" as defined in the Plan. The units so awarded vest, and payments under the Officers Performance Bonus Plan are to be made, only upon the occurrence of a change in control or upon a participant's termination of employment with TrustCo within the year prior to a change of control. On June 17, 1997, Mr. McCormick was awarded 460,000 units and Mr. Cushing, Ms. McNamara, Mr. Pidgeon, and Mr. Terry each were awarded 172,500 units, all at a base price of $18.10 per unit (after adjustment for the 15% stock split on November 14, 1997).

 THE TRUSTCO BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE TRUSTCO DIRECTOR NOMINEES AS TRUSTCO DIRECTORS, WHICH IS ITEM 1 ON THE TRUSTCO PROXY CARD

Item 2.  Ratification of the Appointment of Independent Auditors

          KPMG Peat Marwick LLP, certified public accountants, were the independent auditors for TrustCo for the year ended December 31, 1997, and the TrustCo Board has again selected and appointed them as the independent auditors for the year ending December 31, 1998. A resolution will be presented at the Annual Meeting to ratify their appointment as independent auditors. The independent auditors will report on the consolidated financial statements of TrustCo for the current calendar year and will perform such other non-audit services as may be required of them. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting to make a statement if they so desire and are also expected to be available to respond to appropriate questions that may be raised.

          During the year ended December 31, 1997, KPMG Peat Marwick LLP provided various audit and non-audit professional services to TrustCo. Audit services so provided included examination of the consolidated financial statements of TrustCo, review, assistance and consultation in connection with the filing of the Form 10-K Annual Report with the S.E.C., and assistance with accounting and financial reporting requirements. Non-audit services so provided included the preparation and planning of corporate tax returns.

Vote Required

          The affirmative vote of a majority of all of TrustCo's issued and outstanding shares of Common Stock is required to ratify the appointment of KPMG Peat Marwick LLP as TrustCo's independent auditors for the year ending December 31, 1998. Dissenting votes give rise to no rights on the part of dissenters.

    THE TRUSTCO BOARD RECOMMENDS THAT TRUSTCO SHAREHOLDERS VOTE  FOR   THIS
    PROPOSAL,  WHICH   IS  ITEM  2  ON  THE  TRUSTCO PROXY CARD.


Item 3.  Other Matters

          The TrustCo Board is not aware of any other matters that may come before the Annual Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Annual Meeting.

SEC FORM 10-K:

          TrustCo Bank Corp NY will provide without charge a copy of its Form 10-K upon written request. Requests and related inquiries should be directed to:
William F. Terry, Secretary, TrustCo Bank Corp NY, P.O. Box 1082, Schenectady, New York 12301-1082.

Ownership of TrustCo Common Stock by Certain Beneficial Owners

          TrustCo is not aware of any person who, as of the date hereof, is the beneficial owner of more than 5% of the Common Stock.

          At March 1, 1998, the Trust Department of Trustco Bank held 1,575,162 shares of TrustCo Common Stock as executor, trustee and agent (6.6% of outstanding shares) not otherwise reported in this Proxy Statement. Neither TrustCo nor Trustco Bank has any beneficial interest in these shares.

Transactions with TrustCo and Trustco Bank Directors, Executive Officers and Associates

          Some of the directors and executive officers of TrustCo and Trustco Bank, and some of the corporations and firms with which these individuals are associated, are also customers of Trustco Bank in the ordinary course of business, or are indebted to Trustco Bank in respect to loans of $60,000 or more, and it is anticipated that they will continue to be customers of and indebted to Trustco Bank in the future. All such loans, however, were made in the ordinary course of business, did not involve more than normal risk of collectibility, do not present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Trustco Bank transactions with unaffiliated persons. As of March 1, 1998 the total amount of such loans represented 3.41% of shareholders' equity of TrustCo.

          During the previous calendar year, Trustco Bank has had commercial transactions in the ordinary course of business with companies with which certain of TrustCo's directors are affiliated. No significant business or personal relationship with Trustco Bank existed by virtue of a person's position in TrustCo or in Trustco Bank, or ownership interest in TrustCo.


Insurance for Indemnification of Officers and Directors

          TrustCo renewed insurance for the indemnification of its officers and directors and officers and directors of Trustco Bank from the Progressive
Insurance Company effective for the one year period from October 10, 1997 to October 10, 1998. The cost of this insurance was $90,000, and coverage is provided to all officers and directors of TrustCo and Trustco Bank. The TrustCo Board has no knowledge of any claims made or sum paid pursuant to such insurance policy during 1997.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TrustCo's directors and executive officers, and persons who own more than 10% of a registered class of TrustCo's equity securities ("Reporting Persons") to file initial reports of ownership and reports of changes of ownership in TrustCo's Common Stock and other equity securities with the SEC. Reporting Persons are required by SEC regulations to furnish TrustCo with copies of all Section 16(a) reports they file.

          To TrustCo's knowledge, based solely on a review of the copies of such reports furnished to TrustCo, and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements have been met.

                              TRUSTCO SHAREHOLDERS

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE TRUSTCO ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING TRUSTCO PROXY CARD IN THE ENVELOPE PROVIDED. IF YOU PLAN TO ATTEND THE MEETING AND ARE A SHAREHOLDER OF RECORD, PLEASE MARK THE PROXY CARD APPROPRIATELY AND RETURN IT. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR OWN NAME, PLEASE ADVISE THE SHAREHOLDER OF RECORD (YOUR BANK, BROKER, ETC.) THAT YOU WISH TO ATTEND. THAT FIRM MUST PROVIDE YOU WITH EVIDENCE OF YOUR OWNERSHIP WHICH WILL ENABLE YOU TO GAIN ADMITTANCE TO THE MEETING.

                              TRUSTCO BANK CORP NY
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  May 18, 1998

The Board of Directors recommends a vote "FOR" proposals 1 and 2 below.

1.  Election of Directors (Page 2)
   [ ]  FOR
   [ ]  WITHHELD
    *   FOR ALL EXCEPT the following nominees:


2.  Ratification of Appointment  of Independent Auditors (Page 19)
   [ ]  FOR
   [ ]  AGAINST
   [ ]  ABSTAIN

SPECIAL NOTES
   [ ]  I plan to attend meeting    [ ] I plan to bring a guest
   [ ]  Comments on reverse side

SIGNATURES________________________________________    DATE_____________,1998

Please sign and date this proxy card exactly as your name(s) appears above and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

This Proxy is solicited on behalf of the Board of Directors of TrustCo Bank Corp NY ("TrustCo") for the Annual Meeting of shareholders to be held at TrustCo Bank Corp NY, Trust Building, Trust Building - 6th Floor,192 Erie Boulevard, Schenectady, New York, on May 18, 1998.

The undersigned hereby appoints Harry E. Whittingham, Jr. and Anthony M. Salerno, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to vote all shares of common stock of TrustCo which the undersigned is entitled to vote at the Annual Meeting, and at any adjournments or postponements thereof.

This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR Proposals 1 and 2 and in the discretion of the proxies on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Your vote for election of Directors may be indicted on the other side. Nominees are : M. Norman Brickman, Anthony J. Marinello, MD, PhD., Robert A. McCormick, and Kenneth C. Petersen.

Please sign and date this proxy card on the reverse side and mail promptly in the enclosed postage-paid envelope. If you do not sign and return a proxy or attend the meeting and vote by ballot, your shares cannot be counted.

Comments:_____________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(If you have written in the above space, please mark the "Comments" box on the other side of this card.)